UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 11, 2004

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	000-25331 (Commission File Number)	91-1788300 (I.R.S. Employer Identification Number)
350 The Embarcadero, San Francisco, CA (Address of principal executive offices)		94105 (Zip Code)

(415) 541-2500

(Registrant’s telephone number,
including area code)

Item 5. Other Events and Regulation FD Disclosure.

     On June 11, 2004, the special meeting of shareholders of Critical Path, Inc. (the “Company”) was adjourned due to a lack of a quorum on the originally scheduled date of the meeting. The Company adjourned the meeting to July 2, 2004, at 10:00 a.m. (Pacific Time). In addition, due to the adjournment of the special meeting of shareholders, the expiration time for the Company’s previously announced rights offering to purchase $21 million of Series E Preferred Stock of the Company has been extended until 5:00 p.m., New York City time, on Friday, July 16, 2004. A copy of the press release relating to these matters is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

     99.1 Press Release dated June 14, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC.

Date: June 14, 2004	By	/s/ Michael J. Zukerman

Name: Michael J. Zukerman Title: Executive Vice President and General Counsel

EXHIBIT INDEX

     99.1 Press Release dated June 14, 2004.

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